As filed with the United States Securities and Exchange Commission on July 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	99-0351487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1075 Opakapaka Street

Kapolei, Hawaii 96707

(808) 682-7800

(Address of principal executive offices)

2005 Equity Incentive Plan

2005 Non-Employee Directors Stock Option Plan

(Full title of the plan)

Dustin M. Shindo

Chairman of the Board of Directors, President and Chief Executive Officer

Hoku Scientific, Inc.

1075 Opakapaka Street

Kapolei, Hawaii 96707

(808) 682-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	211,822 shares	$10.29	$2,179,649	$66.92

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on July 2, 2007, in accordance with Rule 457(c) of the Securities Act.
(3)

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2005 Equity Incentive Plan (1)	158,490	$10.29	$1,630,862.10

Shares reserved for future grant under the 2005 Non-Employee Directors’ Stock Option Plan (1)	53,332	$10.29	$548,786.28

Proposed Maximum Offering Price (2)			$2,179,648.38

Registration Fee			$66.92

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed for the purposes of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-127966), as filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2005, is incorporated herein by reference.

EXHIBITS

Exhibit Number	Exhibit Title
3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(2)	Amended and Restated Bylaws.

4.1(3)	Specimen common stock certificate.

4.2	Reference is made to Exhibits 3.1 through 3.2 above.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP).

23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP).

23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	2005 Equity Incentive Plan.

99.2(5)	Form of Stock Option Agreement under the 2005 Equity Incentive Plan.

99.3(6)	2005 Non-Employee Directors’ Stock Option Plan.

99.4(7)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(4)	Previously filed as an attachment to the Registrant’s Definitive Proxy Statement for the Registrant’s 2006 Annual Meeting of Stockholders held on September 7, 2006, as filed with the Commission on July 28, 2006, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.

UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kapolei, State of Hawaii, on July 10, 2007.

HOKU SCIENTIFIC, INC.

By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DUSTIN M. SHINDO and DARRYL S. NAKAMOTO and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DUSTIN M. SHINDO	Chairman of the Board of Directors,	July 10, 2007
Dustin M. Shindo	President and Chief Executive Officer (Principal Executive Officer)

/s/ DARRYL S. NAKAMOTO	Chief Financial Officer, Treasurer and Secretary	July 10, 2007
Darryl S. Nakamoto	(Principal Financial and Accounting Officer)

/s/ KARL M. TAFT III	Chief Technology Officer and Director	July 10, 2007
Karl M. Taft III

/s/ KARL E. STAHLKOPF	Director	July 10, 2007
Karl E. Stahlkopf, Ph.D.

/s/ KENTON T. ELDRIDGE	Director	July 10, 2007
Kenton T. Eldridge

/s/ DEAN K. HIRATA	Director	July 10, 2007
Dean K. Hirata

EXHIBITS

Exhibit Number	Exhibit Title
3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(2)	Amended and Restated Bylaws.

4.1(3)	Specimen common stock certificate.

4.2	Reference is made to Exhibits 3.1 through 3.2 above.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP).

23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP).

23.3	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	2005 Equity Incentive Plan.

99.2(5)	Form of Stock Option Agreement under the 2005 Equity Incentive Plan.

99.3(6)	2005 Non-Employee Directors’ Stock Option Plan.

99.4(7)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

(1)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(4)	Previously filed as an attachment to the Registrant’s Definitive Proxy Statement for the Registrant’s 2006 Annual Meeting of Stockholders held on September 7, 2006, as filed with the Commission on July 28, 2006, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1, as amended (333-124423), originally filed with the Commission on April 28, 2005, and incorporated by reference herein.